SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                FEBRUARY 16, 2000
                Date of report (Date of earliest event reported)


                                 TELIDENT, INC.
               (Exact Name of Registrant as Specified in Charter)



          MINNESOTA                   0-20887                   41-1533060

(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)          Identification Number)



                        TEN SECOND STREET N.E., SUITE 212
                          MINNEAPOLIS, MINNESOTA 55413
          (Address of Principal Executive Offices, including Zip Code)



                                 (612) 623-0911
              (Registrant's Telephone Number, including Area Code)

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ITEM 5      OTHER EVENTS

(a)         Amendment to Agreement of Sale with Teltronics.

As previously reported, on December 31, 1999, Telident, Inc. ("Telident") entered into an Agreement of Sale with Teltronics, Inc. ("Teltronics") pursuant to which Teltronics will purchase substantially all of the assets of Telident in exchange for 637,500 shares of the common stock of Teltronics, subject to adjustment.

On February 16, 2000, Teltronics and Telident entered into an Amendment to the Agreement of Sale, attached hereto as Exhibit 10.1. The Agreement of Sale originally provided that simultaneous with the sale of Telident's assets to Teltronics, Telident would purchase certain molds (the "ISI Molds") held by Teltronics' majority owned subsidiary, Interactive Solutions, Inc., for $1,100,000. The Amendment alters the transaction by providing that (1) Telident will not buy the ISI Molds and (2) the funds originally earmarked by Telident to purchase the ISI Molds will be included as part of the assets purchased by Teltronics. The consideration to be distributed to the Telident shareholders is the same under both the original transaction structure and the amended transaction structure. The Amendment was executed because both parties believed that amending the transaction would be advantageous from accounting and tax perspectives.

Completion of the transaction is subject to customary closing conditions and the approval by Telident's shareholders of the dissolution of Telident. There are numerous other provisions in the Agreement of Sale, as amended, which you should review in order to derive a full understanding of the proposed transaction. There can be no assurance that the transaction will close or that such closing will occur under the terms and conditions described in the Agreement of Sale, as amended. The above summary is qualified in its entirety by reference to the text, terms and conditions of the Agreement of Sale filed as an exhibit to the Company's Current Report on Form 8-K dated January 7, 2000, and the Amendment to the Agreement of Sale, attached hereto as Exhibit 10.1.

(b)         Status of Continued Listing on the Nasdaq SmallCap Market.

On February 16, 2000, Telident requested a hearing before a Nasdaq Listings Qualification Panel to contest the proposed delisting of its common stock from the Nasdaq SmallCap Market. The hearing has been scheduled for Thursday, March 23, 2000. Telident plans to submit written material to the Nasdaq Listing Qualifications Panel to contest the proposed delisting. Nasdaq may not accept Telident's arguments in favor of continued listing, in which case, Telident's shares will be delisted.

If Telident's shares do not continue to be listed on the Nasdaq SmallCap Market, trading, if any, would be conducted in the over-the-counter market in the so-called "pink sheets" or the OTC Bulletin Board, which was established for securities that do not meet the Nasdaq SmallCap Market listing requirements. Consequently, selling Telident's shares would be more difficult because smaller quantities of shares could be bought and sold, transactions could be delayed, and security analyst and news media coverage of Telident may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for Telident's shares. There can be no assurance that Telident's common stock will continue to be listed on the Nasdaq SmallCap Market.

ITEM 7      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (c)         Exhibits
                        10.1 Amendment to Agreement of Sale, dated February 16, 2000.

                                       2
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 29, 2000.


                                        TELIDENT, INC.

                                        By: /s/ Bruce H. Senske
                                            ------------------------------------
                                                Bruce H. Senske
                                                Interim Chief Executive Officer

                                       3
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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------

10.1                    Amendment to Agreement of Sale, dated February 16, 2000.

                                       4